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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 26, 1998


                             IMPAC CMB TRUST 1998-C1

               (AS ISSUER UNDER THE INDENTURE, DATED AS OF AUGUST
                     1, 1998, PROVIDING FOR THE ISSUANCE OF
                 COLLATERALIZED MORTGAGE BONDS, SERIES 1998-C1)


                             IMPAC CMB Trust 1998-C1
                             -----------------------
             (Exact name of registrant as specified in its charter)


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           Delaware                 333-50473                 33-0705301
           --------                 ---------                 ----------
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
of Incorporation)                  File Number)           Identification Number)

      c/o Wilmington Trust Company
      Rodney Square North
      Wilmington, Delaware                                        19890
      --------------------                                        -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (302) 651-1000
                                                     --------------







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                                       -2-


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Description of the Bonds and the Mortgage Pools

                  On August 21, 1998, a single series of bonds, entitled IMH Assets Corp., Impac CMB Trust 1998-C1, Collateralized Mortgage Bonds (the "Bonds"), were issued pursuant to an indenture, dated as of August 1, 1998 (the "Indenture"), attached hereto as Exhibit 4.1, between Impac CMB Trust 1998-C1 (the "Issuer") and LaSalle National Bank as indenture trustee (the "Indenture Trustee"). The Bonds consist of nine classes of bonds (collectively, the "Bonds"), designated as the "Class A-1A Bonds", the "Class A-1B Bonds," the "Class A-2 Bonds," the "Class B Bonds," the "Class C Bonds," the "Class D Bonds," the "Class E Bonds," the "Class F Bonds" and the "Class G Bonds." [The Bonds evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund"), consisting of two separate sub-pools (each, a "Sub- Pool"), to be designated as the "Fixed Rate Sub-Pool" and the "Adjustable Rate Sub-Pool." The Fixed Rate Sub-Pool will consist of 164 Mortgage Loans having fixed rates of interest, and the Adjustable Rate Sub-Pool will consist of 30 Mortgage Loans providing for monthly adjustments to the interest rates thereon based on London interbank offered rates for six-month United States dollar deposits ("Six-Month LIBOR"), subject to the limitations described herein. The Mortgage Loans in the Fixed Rate Sub-Pool and the Adjustable Rate Sub-Pool will have aggregate principal balances as of August 1, 1998 (the "Cut-off Date"), after taking into account all payments of principal due on or before such date, whether or not received, of approximately $285,060,190 (the "Initial Fixed Rate Sub-Pool Balance") and $32,710,063 (the "Initial Adjustable Rate Sub-Pool Balance"), respectively, with a combined aggregate principal balance of approximately $317,770,252 (the "Initial Pool Balance"). The Mortgage Loans were purchased pursuant to the Loan Sale Agreement, dated August 1, 1998 (the "Loan Sale Agreement") between IMH Assets Corp. and Impac Commercial Assets Corp. The Certificates were sold by the IMH Assets Corp.
to Impac CMB Trust 1998-C1.

                  The Bonds have the following initial Aggregate Bond Principal Balances and Interest Rates:


                       Initial Aggregate
Class                    Bond Balance                           Interest Rate
-----                    ------------                           -------------
A-1A                   $   43,000,000.00                            6.06%

A-1B                   $  140,373,000.00                            6.56%

A-2                    $   32,710,000.00                            5.92%

B                      $   15,889,000.00                            6.74%

C                      $   19,066,000.00                            6.94%

D                      $   20,655,000.00                            7.58%

E                           4,767,000.00                            7.58%




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                                       -3-


                        Initial Aggregate
CLASS                     Bond Balance                           Interest Rate
-----                     ------------                           -------------
F                       $  18,271,000.00                             6.06%

G                       $  11,917,252.00                             6.06%

                  The Bonds, other than the Class F and Class G Bonds, and the Mortgage Loans are more particularly described in the Prospectus, dated August 6, 1998, and the Prospectus Supplement, dated August 20, 1998, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class F and Class G Bonds have not been and will not be publicly offered by the Issuer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.




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                                       -4-


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                (a)      Not applicable

                (b)      Not applicable

                (c)      Exhibits



       EXHIBIT NO.                              DESCRIPTION

           3.1 Owner Trust Agreement, dated as of August 1, 1998, by and between IMH Assets Corp. as company and Wilmington Trust Company as owner trustee.

           4.1 Indenture, dated as of August 1, 1998, by and between Impac CMB Trust 1998-C1 as issuer and LaSalle National Bank as indenture trustee relating to the 1998-C1 Bonds.

           5.1 Servicing Agreement, dated as of August 1, 1998, by and among Impac CMB Trust 1998-C1 as owner trust, Midland Loan Services Inc. as master servicer and special servicer, LaSalle National Bank as indenture trustee and ABN AMRO Bank N.V. as fiscal agent.





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                                   SIGNATURES


                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 26, 1998

                                IMPAC CMB TRUST 1998-C1
                                by Wilmington Trust Company as owner trustee under the Owner Trust Agreement, dated August 1, 1998


                                By:   /s/ James Lawlor
                                      -------------------------------
                                Name:  James Lawlor
                                Title: Vice President





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                                                 INDEX TO EXHIBITS



       EXHIBIT NO.                                  DESCRIPTION

          3.1 Owner Trust Agreement, dated as of August 1, 1998, by and between IMH Assets Corp. as company and Wilmington Trust Company as owner trustee.

          4.1 Indenture, dated as of August 1, 1998, by and between Impac CMB Trust as issuer and LaSalle National Bank as indenture trustee, relating to the 1998-C1 Bonds. Servicing Agreement, dated as of August 1, 1998, by and among Impac CMB Trust 1998-C1 as owner trust, Midland Loan Services Inc. as master servicer and special servicer, LaSalle National Bank as indenture trustee and ABN

          5.1               AMRO Bank N.V. as fiscal agent.